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                                                                  Exhibit 10.3

                                    AMENDMENT TO
                                1984 STOCK OPTION AND
                            STOCK APPRECIATION RIGHTS PLAN





    On November 14, 1996, the Board of Directors of Hilton Hotels Corporation (the "Company") authorized an amendment to Section 10(d) of the Company's 1984 Stock Option and Stock Appreciation Rights Plan which deletes the requirement that the Company provide written consent to a terminated optionee that such optionee may exercise options for a period equal to the lesser of:
(i) three months after termination of employment or (ii) the balance of such option's term.